Item 77Q(1)

On December 19, 2011, DundeeWealth US, LP entered into an Investment Sub-Advisory Agreement with JO Hambro Capital Management Limited on behalf of the JOHCM International Select Fund. A copy of the Investment Sub-Advisory Agreement is incorporated by reference to Exhibit 28(d)(6) of
 Post-Effective Amendment No. 33 to Registrant's Registration Statement on Form N-1A filed with the Securities and Exchange Commission on
January 31, 2012.